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                                                                      EXHIBIT 21

                         PERFORMANCE FOOD GROUP COMPANY
                              LIST OF SUBSIDIARIES

                                                            State or
                                                         Jurisdiction of
             Name                                         Incorporation                Trade Names
------------------------------------                     ---------------           -------------------------
AFFLINK Incorporated                                       Alabama                 AFFLINK

AFFLINK Corporation                                        Nova Scotia

AFFLINK Holding Corporation                                Delaware

AFI Foodservice, LLC                                       Delaware                PFG - AFI Foodservice

Alamo Land Company                                         Delaware

All Kitchens, Inc.                                         Virginia                ProGroup

BC Systems, Inc.                                           Delaware

Blanco Dirt Investors, LLC                                 Delaware

Bruce Church, Inc. of Arizona                              Delaware

Bruce Church, L.L.C                                        Delaware

Caro Foods, Inc.                                           Louisiana               PFG - Caro Foods

Carroll County Foods, Inc                                  Maryland                PFG - Carroll County Foods

Empire Imports, Inc                                        Florida                 PFG - Empire Seafood

Empire Seafood Holding Corp.                               Florida                 PFG - Empire Seafood

Empire Seafood, LLC                                        Delaware

FEF Sales Corporation                                      Delaware

Foodservice Purchasing Group, L.L.C.                       Virginia

Fresh Advantage, Inc.                                      Virginia

Fresh-Cuts, LLC                                            Delaware

Fresh Express Chicago Incorporated                         Delaware

Fresh Express Dallas Incorporated                          Delaware

Fresh Express, Incorporated                                Delaware                Fresh Express

                         PERFORMANCE FOOD GROUP COMPANY
                              LIST OF SUBSIDIARIES

                                                            State or
                                                         Jurisdiction of
                    Name                                  Incorporation                Trade Names
---------------------------------------------            ---------------           -------------------------
Fresh Express Mid-Atlantic, LLC                            Delaware

Fresh International Corp.                                  Delaware

Fresh International Holding Corp.                          Delaware

Gerken Food Company, Incorporated                          Delaware

Hale Brothers Summit, Inc.                                 Tennessee               PFG - Hale

K. C. Salad Holdings, Inc.                                 Missouri

K.C. Salad Real Estate, L.L.C.                             Delaware

Kansas City Salad, L.L.C.                                  Illinois                Redi-Cut

Kenneth O. Lester Company, Inc.                            Tennessee               PFG - Customized

Middendorf Meat Company                                    Missouri                Middendorf Meat

Middendorf Quality Foods, Inc.                             Missouri

NorthCenter Foodservice Corporation                        Maine                   PFG - NorthCenter

PFG-Broadline, Inc.                                        Delaware

PFG Holding, Inc.                                          Florida

PFG Customized South Carolina, LLC                         Delaware

Plee-Zing, Inc.                                            Delaware                Plee-Zing

Performance Food Group of Georgia, Inc.                    Georgia                 PFG - Milton's
                                                                                   PFG - Powell

Performance Food Group of Texas, L.P.                      Texas                   PFG - Temple
                                                                                   PFG - Victoria

Performance Insurance Company Limited                      Bermuda

Performance Transportation Systems, Inc.                   Tennessee

PFG Lester-Broadline, Inc.                                 Tennessee               PFG - Lester

PFG of Florida, LLC                                        Florida                 PFG - Florida

Performance Food Group Company of Texas, Inc.              Texas

                         PERFORMANCE FOOD GROUP COMPANY
                              LIST OF SUBSIDIARIES

                                                            State or
                                                         Jurisdiction of
             Name                                         Incorporation                Trade Names
------------------------------------                     ---------------           --------------------------
PFG Receivables Corporation                                Florida

Progressive Group Alliance, Inc.                           Virginia                ProGroup

Quality Foods, Inc                                         Arkansas                Quality - PFG

Redi-Cut Foods, Inc.                                       Illinois                Redi-Cut

Springfield Foodservice Corporation                        Massachusetts           PFG - Springfield

Thoms-Proestler Company                                    Iowa                    TPC

TPC Logistics, Inc.                                        Iowa                    TPC Logistics

Transfresh Corporation                                     Delaware                TECHTROL

Transfresh Ventures Corporation                            Delaware                TECHTROL

Transfresh South Africa                                    South Africa            TECHTROL

Virginia Foodservice Group, Inc.                           Virginia                Nesson Meats
                                                                                   PFG - Virginia Foodservice